Exhibit 23.03

Hausser + Taylor LLP
Business advisors and certified public accountants
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471 East Broad Street, Suite 1200, Columbus, Ohio 43215-3842   614/224-7722
FAX:  614/224/4197    www.hausser.com


                         Independent Auditors' Consent

We consent to the incorporation by reference in the Registration Statment of OneDentist Resources, Inc. (fka OneDentist.com, Inc.) on form SB-2 under the Securities Act of 1933, of our report dated June 20, 2000, except for Note 6, as to which the date is June 30, 2000, relating to the balance sheet of OneDentist Resources, Inc. as of April 30, 2000, and the related statements of income, stockholders' equity, and cash flows for the four months ended April 30, 2000 and the period from July 16, 1999 (date of inception) through December 31, 1999.



                                                /s/  Hausser + Taylor LLP

                                                HAUSSER + TAYLOR LLP



Columbus, Ohio
August 11, 2000


A member of
Moores
Rowland
International